Exhibit 32.01


                           CERTIFICATION

            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
             (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF
                          TITLE 18, UNITED STATES CODE)


         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officers of The Hartcourt Companies, Inc., a Utah corporation (the "Company"), does hereby certify with respect to the Annual Report of the Company on Form 10-KSB for the year ended December 31 2003 as filed with the Securities and Exchange Commission (the "10-KSB Report") that:

         (1) the 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                          THE HARTCOURT COMPANIES, INC.


Date:  March 30, 2004                    By: /s/ David Chen
                                             --------------------------------
                                             David Chen
                                             Chairman and
                                             Chief Executive Officer

Date:  March 30, 2004                    By: /s/ Carrie Hartwick
                                             --------------------------------
                                             Carrie Hartwick
                                             President and
                                             Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.